UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2013

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716)-652-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01	Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2013, Moog Inc. (the “Company”) and Moog Receivables LLC, a wholly owned bankruptcy remote special purpose subsidiary of the Company (the “Receivables Subsidiary”) entered into the Second Amendment to the Receivables Purchase Agreement, dated March 4, 2013, by and among the Company, as initial servicer, the Receivables Subsidiary, as seller, Market Street Funding LLC, as issuer (the “Issuer”) and PNC Bank, National Association as administrator (the “Second Amendment to the Receivables Purchase Agreement”).

The Second Amendment to the Receivables Purchase Agreement amends the Receivables Purchase Agreement dated as of March 5, 2012, as amended. Among other matters this amendment extends the maturity of the facility to March 3, 2014.

The above description does not purport to be complete and is qualified in its entirety by reference to the Form of Second Amendment to the Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Second Amendment to the Receivables Purchase Agreement, by and among Moog Receivables LLC, as Seller, Moog Inc., as Servicer, Market Street Funding LLC, as Issuer, and PNC Bank, National Association, as Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	March 6, 2013	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Second Amendment to the Receivables Purchase Agreement, by and among Moog Receivables LLC, as Seller, Moog Inc., as Servicer, Market Street Funding LLC, as Issuer, and PNC Bank, National Association, as Administrator.